EXHIBIT 99.3
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Actual April 30, 2007 Champion	Actual June 30, 2007 HHD	Pro forma Adjustments		Pro Forma as Adjusted

Current assets:
Cash	$4,091,855	$875,000	-		$4,966,855
Accounts receivable, net	19,994,410	2,102,000	-		22,096,410
Inventories	10,909,049	689,000	-		11,598,049
Other assets	1,094,916	98,000	-		1,192,916
Deferred income tax asset	1,235,599	-	-		1,235,599

Total current assets	37,325,829	3,764,000	-		41,089,829

Property and equipment, at cost:
Land	2,023,375	72,000	25,314	(5)	2,120,689
Building & improvements	9,005,022	1,508,000	1,407,027	(5)	11,920,049
Machinery & equipment	48,177,308	3,987,000	500,000	(5)	52,664,308
Furniture & fixtures	3,696,232	-	985,470	(5)	4,681,702
Vehicles & other	3,427,669	-	97,389	(5)	3,525,058

	66,329,606	5,567,000	3,015,200		74,911,806
Less accumulated depreciation	(46,968,674)	-	-		(46,968,674)

	19,360,932	5,567,000	3,015,200	(1)	27,943,132

Cash surrender value	1,202,696	-	-		1,202,696
Goodwill	3,411,511	36,813,000	(36,813,000)	(3)	38,735,190
			35,323,679	(1)
Other intangibles, net of accumulated amortization	2,950,969	33,536,000	32,556,568	(1)	35,507,537
			(33,536,000)	(3)
Other assets	327,027	-	-		327,027

Total other assets	7,892,203	70,349,000	(2,468,753)		75,772,450

Total assets	$64,578,964	$79,680,000	$546,447		$144,805,411

Current liabilities:
Notes payable, line of credit	$-	$-	-		$-
Accounts payable	4,125,451	200,000	-		4,325,451
Accrued payroll	1,760,766	398,000	-		2,158,766
Taxes accrued & withheld	1,345,323	-	-		1,345,323
Accrued income taxes	337,024	-	-		337,024
Accrued expenses	962,704	-	-		962,704
Deferred income	-	381,000	-		381,000
Current portion of long-term debt:
Notes payable, term	1,560,468	-	-		1,560,468

Total current liabilities	10,091,736	979,000	-		11,070,736
Ex 99.3 - 1

Long-term debt, net of current portion:
Notes payable, line of credit	213,000	-	-		213,000
Notes payable, term	4,051,267	-	79,247,447	(7)	83,298,714
Intercompany	-	78,045,000	(78,045,000)	(4)	-
Other liabilities	388,047	-	-		388,047
Deferred income tax liability	3,468,136	-	-		3,468,136

Total liabilities	18,212,186	79,024,000	1,202,447		98,438,633

Shareholders' equity:
Common stock	9,962,913	-	-		9,962,913
Additional paid-in capital	22,722,680	-	-		22,722,680
Retained earnings/Parent Equity	13,681,185	656,000	(656,000)	(2)	13,681,185

Total shareholders' equity	46,366,778	656,000	(656,000)		46,366,778

	$64,578,964	$79,680,000	$546,447		$144,805,411

See accompanying notes to unaudited pro forma combined financial statements.
Ex 99.3 - 2

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	Actual for the	Actual for the
	Year ended	Year ended
	October 31, 2006	December 31, 2006	Pro Forma		Pro Forma
	Champion	HHD	Adjustments		As Adjusted
Revenues:
Printing	$106,413,663	$3,561,000	-		$109,974,663
Office products & office furniture	38,774,213	-	-		38,774,213
Newspaper advertising	-	15,650,000	-		15,650,000
Newspaper circulation	-	4,336,000	-		4,336,000
Total revenues	145,187,876	23,547,000	-		168,734,876

Cost of sales:
Printing	75,015,978	-	-		75,015,978
Office products & office furniture	26,777,539	-	-		26,777,539
HHD operating costs, exclusive of depreciation	-	13,702,000	-		13,702,000
Total cost of sales	101,793,517	13,702,000	-		115,495,517

Gross profit:	43,394,359	9,845,000	-		53,239,359

Selling, general & administrative
expenses:	34,018,288	4,366,000	702,063	(6)	38,596,459
			(851,000)	(8)
			361,108	(5)

Hurricane & relocation costs (income)	(377,276)	-	-		(377,276)

Income from operations:	9,753,347	5,479,000	(212,171)		15,020,176

Other income (expenses):
Interest income	28,251	-	-		28,251
Interest expense	(609,881)	-	(6,327,769)	(7)	(7,270,236)
			(332,586)	(7)
Other	31,694	-	-		31,694

Total other	(549,936)	-	(6,660,355)		(7,210,291)

Income before income taxes	9,203,411	5,479,000	(6,872,526)		7,809,885
Income taxes	(3,729,563)	(2,197,000)	4,184,717	(9)	(1,741,846)

Net income	$5,473,848	$3,282,000	$(2,687,809)		$6,068,039

Earnings per share
Basic	$0.56				$0.62
Diluted	$0.55				$0.61

Weighted average shares outstanding:
Basic	9,818,000				9,818,000
Diluted	9,972,000				9,972,000

See accompanying notes to unaudited pro forma combined financial statements.
Ex 99.3 - 3

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	Actual for the six	Actual for the six
	months ended	months ended
	April 30, 2007	June 30, 2007	Pro Forma		Pro Forma
	Champion	HHD	Adjustments		As Adjusted
Revenues:
Printing	$51,157,662	$1,569,000	-		$52,726,662
Office products & office furniture	17,595,548	-	-		17,595,548
Newspaper advertising	-	6,726,000	-		6,726,000
Newspaper circulation	-	2,027,000	-		2,027,000
Total revenues	68,753,210	10,322,000	-		79,075,210

Cost of sales:
Printing	35,990,905	-	-		35,990,905
Office products & office furniture	12,219,956	-	-		12,219,956
HHD operating costs, exclusive of depreciation	-	5,933,000	-		5,933,000
Total cost of sales	48,210,861	5,933,000	-		54,143,861

Gross profit:	20,542,349	4,389,000	-		24,931,349

Selling, general & administrative
expenses:	15,899,643	1,889,000	351,031	(6)	18,129,900
			(267,000)	(8)
			257,226	(5)

Income from operations:	4,642,706	2,500,000	(341,257)		6,801,449

Other income (expenses):
Interest income	18,073	-	-		18,073
Interest expense	(286,066)	-	(3,163,884)	(7)	(3,616,243)
			(166,293)	(7)
Other	18,880	-	-		18,880

Total other	(249,113)	-	(3,330,177)		(3,579,290)

Income before income taxes	4,393,593	2,500,000	(3,671,434)		3,222,159
Income taxes	(1,735,691)	(981,000)	2,186,427	(9)	(530,264)

Net income	$2,657,902	$1,519,000	$(1,485,007)		$2,691,895

Earnings per share
Basic	$0.27				$0.27
Diluted	$0.26				$0.27

Weighted average shares outstanding:
Basic	9,950,000				9,950,000
Diluted	10,121,000				10,121,000

See accompanying notes to unaudited pro forma combined financial statements.
Ex 99.3 - 4

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Champion acquired substantially all of the net assets of the Huntington Herald Dispatch (HHD) for a purchase price of $77.0 million consisting of cash. The acquisition will result in an excess of the purchase price over the historical net assets to be acquired, which will be allocated to the net assets as follows:

Purchase Price	$79,247,447

Historical carrying value of net assets:

Total net assets	656,000

Less: net assets not assumed
Goodwill and other intangibles	(70,349,000)

Add: net liabilities not assumed
Due to Gatehouse Media, Inc.	78,045,000

Historical carrying value of net assets acquired	8,352,000

Excess of net purchase price over net assets
acquired	$70,895,447

Allocation of excess purchase price:

Excess fair value of property, plant and equipment	$3,015,200
Goodwill	35,323,679
Other intangible assets	32,556,568

Total allocation of excess purchase price	$70,895,447

The purchase price on a pro forma basis as of June 30, 2007, includes a cash payment of $77.0 million plus acquisition costs of approximately $300,000 and a working capital adjustment of approximately $1,947,447 at the pro forma date. The purchase price was financed by Champion through a term debt facility and a revolving credit facility.

The final determination of the HHD purchase price will be based on the contractual payment of $77.0 million plus an amount to be paid for working capital pursuant to a predetermined working capital payment of $837,554 plus or minus any change in working capital from the index working capital base of $1,675,107 at the closing date of September 14, 2007.

2. To eliminiate the historical net book value of the HHD:

Parent Equity	$656,000

3. To reflect the write-off of HHD intangibles

Goodwill	$36,813,000
Other intangibles	$33,536,000

4. To reflect the write-off of Intercompany liability	$78,045,000
Ex 99.3 - 5

5. To reflect additional depreciation due to write up in fair value of property, plant, equipment and land.

			Depreciation	Depreciation
	Fair value	Life	for the	for the
	Adjustment	(Years)	Year ended	six Months ended

Land	$25,314
Building and improvements	1,407,027	20-39.5	$14,048	$16,453
Machinery and equipment	500,000	3-10	326,284	219,849
Furniture and fixtures	985,470	7	(16,232)	2,420
Vehicles	97,389	5	37,008	18,504

Total	$3,015,200		$361,108	$257,226

6. To reflect Pro forma adjustments for amortization of intangible assets
			Amortization	Amortization
			For the	For the six
	Amount	Life	Year ended	Months ended

Trademarks & Masthead	$18,515,316	Indefinite	-	-
Subscriber Base asset	3,427,755	20	$171,388	$85,694
Advertiser Base asset	10,613,497	20	530,675	265,337
Goodwill	35,323,679	Indefinite	-	-

Total intangible based assets	$67,880,247		$702,063	$351,031

7. To reflect the purchase adjustments related to the utilization of debt to finance the acquisiton of HHD.

				Interest expense	Adjustment
	Historical	Pro Forma	Pro Forma	For the	For the six
	Amount	Adjustments	As adjusted	Year ended	Months Ended

Total acquisition related debt	-	$79,247,447	$79,247,447	$6,327,769	$3,163,885

Deferred financing costs	-	$1,853,495	$1,853,495	332,586	166,293

Net increase in interest expense				$6,660,355	$3,330,178

Deferred financing costs consist of costs incurred in connection with debt financings. Such costs are amortized to interest expense on a straight-line basis over the remaining terms of the related debt. The weighted average life of of such costs is 5.74 years. The interest expense for the acquisition related debt utilized an average rate of 4.78% plus a margin of 2.75% this effectively converted a component of the borrowing to a fixed rate loan under a three year interest swap agreement for a notional amount of $25.0 million. The remaining components of the acquisition related debt are subject to floating interest rates of Libor plus a margin, the rate utilized for calculation purposes was Libor at June 30, 2007 plus 2.75%.  Champion also included interest costs associated with unused commitment fees based on $15.0 million of the revolving credit facility being unused with actual availability subject to borrowing base limitations.

Ex 99.3 - 6

8. To reflect the elimination of certain expenses associated with pension, other post retirement benefits not assumed by Champion and corporate overhead allocations from Gannett.

	For the	For the six
	Year ended	Months ended

Retirement Plans	$288,000	$100,000
Postretirement benefits other than pension	563,000	167,000

Total	$851,000	$267,000

9. To reflect the income tax provision based on applying the pro forma estimated effective tax rate of the combined companies.

10. Conforming adjustments to adjust the HHD Statements of Operations to the Champion's format for classification purposes.

	For the	For the six
	Year ended	Months ended

Selling, general and administrative expenses	$567	$202
Depreciation	(567)	(202)

Net adjustment	$-	$-

Ex 99.3 - 7